UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2024

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

170 Southport Drive
Morrisvillex, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CTHR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01	Regulation FD Disclosure.

As previously disclosed, on December 12, 2014, Charles & Colvard, Ltd. (the “Company”) entered into an exclusive supply agreement (the “Supply Agreement”) with Wolfspeed, Inc. (“Wolfspeed”), formerly known as Cree, Inc. Under the Supply Agreement, subject to certain terms and conditions, the Company agreed to exclusively purchase from Wolfspeed, and Wolfspeed agreed to exclusively supply, 100% of the Company’s required SiC materials in quarterly installments that must equal or exceed a set minimum order quantity.

On July 28, 2023, Wolfspeed initiated a confidential arbitration against the Company for breach of contract claiming damages, plus interest, costs, and attorneys’ fees. Wolfspeed alleged that the Company failed to satisfy the purchase obligations provided in the Supply Agreement for the Company’s fiscal year ending June 30, 2023 in the amount of $4.25 million and failed to pay for $3.30 million of SiC crystals Wolfspeed delivered to the Company. Wolfspeed further alleged that the Company intended to breach its remaining purchase obligations under the Supply Agreement, representing an additional $18.5 million in alleged damages. An arbitration hearing was held the week of September 30, 2024.

On December 5, 2024, the arbitrators rejected Wolfspeed’s claims for expectation damages and made the following interim award. The Company is required to pay Wolfspeed the undisputed amount of approximately $1.3 million for product previously purchased and already reflected as a payable in the Company’s historical financial statements. In addition, the Company is also required to purchase and pay Wolfspeed approximately $2.0 million for raw material delivered to the Company on consignment, which will have a positive impact on the Company’s balance sheet by increasing inventory by a similar amount as of June 30, 2024. Wolfspeed is entitled to recover interest at the rate of 8% per annum on the foregoing compensatory damages between April 24, 2023 until paid. The arbitrators’ fees and expenses shall be borne by the Company and will be included in the final award. Wolfspeed was awarded attorney’s fees and costs incurred in connection with this arbitration, but not for any time related to arguing for expectation damages, nor for expert witness fees and expenses. No later than January 4, 2025, Wolfspeed shall submit a petition for its attorney’s fees and costs together with a supporting affidavit on the reasonableness and necessity of (i) the time spent, (ii) the number of attorneys who worked on the matter, (iii) the hourly rates charged, compared to the customary fees charged in the community for similar services by lawyers of similar experience, and (iv) the costs incurred. All such costs shall be supported by documentation. The Company shall have 15 days from the service of Wolfspeed’s petition to respond. The arbitrators shall review the parties’ submissions on the issue of attorney’s fees and costs and then issue a final award.

On December 11, 2024 the Company issued a press release regarding the interim award. A copy of the press release is attached hereto as Exhibit 99.1.

Forward-Looking Statements

This Form 8-K contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “plan,” “expect,” “will,” “working,” and variations of such words and similar future or conditional expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, the ability of the Company to continue its business. These forward-looking statements are not guarantees of future results and are subject to a number of risks and uncertainties, many of which are difficult to predict and beyond our control. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission, including the risks and uncertainties described in more detail in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and subsequent reports filed with the SEC. For example, there can be no assurance that the Company will succeed in pursuing its strategic plan, or regain compliance with the Nasdaq Listing Rules during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, and its reliance on Wolfspeed as its sole supplier of silicon carbide subjects it to risk. Forward-looking statements speak only as of the date they are made. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, which is incorporated into this Item 7.01, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Document
99.1	Press release, dated December 11, 2024, regarding Interim Award in Commercial Arbitration with Wolfspeed, Inc.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

December 11, 2024	By:	/s/ Clint J. Pete
Clint J. Pete
Chief Financial Officer